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                                                                    Exhibit 3.66

                                  AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              TXI OPERATIONS, L.P.

TO THE SECRETARY OF STATE OF DELAWARE:

     This Amendment to Certificate of Limited Partnership of TXI Operations, L.P. (the "Limited Partnership") is being duly executed and filed by TXI Texas, Inc. a Delaware corporation, as the sole general partner, pursuant to 6 Del.C,
(S) 17-202 of the Delaware Revised Uniform Limited Partnership Act.

     1. The name of the Limited Partnership is TXI Operations, L.P.

     2. The date on which the Certificate of Limited Partnership of the Limited Partnership was filed with the Secretary of State of Delaware is April 24, 1996.

     3. The Certificate of Limited Partnership of the Limited Partnership is amended in the following respects in order to change the name of the Limited Partnership and to change the general partner of the limited Partnership as follows:

          "1.  Name: The name of the Limited Partnership is TXI. Operations,
               L.P.

          3. General Partner: The name and the business address of the sole general partner of the Limited Partnership are TXI Operating Trust, a Delaware business trust, 1341 Mockingbird Lane, 7th Floor, Dallas, Texas, 75247."

     IN WITNESS WHEREOF, this Amendment to Certificate of Limited Partnership of TXI Operations, L.P. has been executed as of the 16th day of July, 1996.

                                           TXI TEXAS, INC., Withdrawing
                                              General Partner


                                           By: /s/ Robert C. Moore
                                               ---------------------------------
                                               Robert C. Moore, Vice President


                                           TXI OPERATING TRUST, New General
                                              Partner


                                           By: /s/ Robert C. Moore
                                               ---------------------------------
                                               Robert C. Moore, Managing Trustee